DISTRIBUTION AGREEMENT

This AGREEMENT, dated this the 17th day of February, 2006, between the CM ADVISERS FAMILY OF FUNDS, a statutory trust organized under the laws of the State of Delaware (the "Trust"), and CAPITAL INVESTMENT GROUP, INC., a North Carolina corporation (the "Distributor").

     WITNESSETH:

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares") representing interests in a series of securities and other assets, as identified in Appendix A (each a "Fund"); and

WHEREAS, the Trust offers the Shares of such Funds and has registered (or will register) the Shares under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information"); and

WHEREAS, the Trust has adopted a Plan of Distribution Pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") with respect to Shares of certain of the Fund, and may enter into related agreements providing for the distribution of such Shares; and

WHEREAS, Distributor has agreed to act as distributor of the Shares of the Fund for the period of this Agreement;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1.   Appointment of Distributor.

     (a) The Trust hereby appoints Distributor its exclusive agent for the distribution of the Shares of the Fund in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Trust in its absolute discretion may issue Shares of the Fund in connection with (i) the payment or reinvestment of dividends or distributions; (ii) any merger or consolidation of the Trust or of a Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another fund of the Trust; or (iii) any offer of exchange permitted by Section 11 of the 1940 Act, or any other applicable provision.

     (b) Distributor hereby accepts such appointment as exclusive agent for the distribution of the Shares of the Fund and agrees that it will sell the Shares as agent for the Trust at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to applicable federal and state laws and regulations and to the Trust Instrument of the Trust.

     (c) Distributor may sell Shares of the Fund to or through qualified securities dealers or others. Distributor will require each dealer or other such party to conform to the provisions hereof, the Registration Statement and the Prospectus and Statement of Additional Information, and applicable law; and neither Distributor nor any such dealers or others shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

     (d) Distributor shall order Shares of the Fund from the Trust only to the extent that it shall have received purchase orders therefor. Distributor will not make, or authorize any dealers or others to make: (i) any short sales of Shares; or (ii) any sales of Shares to any Trustee or officer of the Trust or to any officer or director of Distributor or of any corporation or association furnishing investment advisory, managerial or

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     supervisory   services  to  the  Trust,  or  to  any  such  corporation  or association, unless such sales are made in accordance with the then current Prospectus and Statement of Additional Information.

     (e) Distributor is not authorized by the Trust to give any information or make any representations regarding the Shares of any Fund, except such information or representations as are contained in the Registration Statement or in the current Prospectus or Statement of Additional Information of the Fund, or in advertisements and sales literature prepared by or on behalf of the Trust for Distributor's use.

     (f) Notwithstanding any provision hereof, the Trust may terminate, suspend, or withdraw the offering of Shares of any Fund whenever, in its sole discretion, it deems such action to be desirable.

     2. Offering Price of Shares. All Funds Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the then current Prospectus of the Fund. The excess, if any, of the public offering price over the net asset value of the Shares sold by Distributor as agent shall be retained by Distributor as a commission for its services hereunder. Out of such commission Distributor may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as Distributor shall determine from time to time. Except as may be otherwise determined by Distributor from time to time, such commissions or concessions shall be uniform to all dealers. At no time shall the Trust receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and Statement of Additional Information. Distributor shall also be entitled to such commissions and other fees and payments as may be authorized by the Trustees of the Trust from time to time under the Distribution Plan.

     3. Furnishing of Information. The Trust shall furnish to Distributor copies of any information, financial statements, and other documents that Distributor may reasonably request for use in connection with the sale of Shares of the Fund under this Agreement. The Trust shall also make available a sufficient number of copies of the Fund's current Prospectus and Statement of Additional Information for use by the Distributor.

     4.   Fees and Expenses.

     (a) In addition to any commissions, fees, or payments authorized by the Trustees under the Distribution Plan, the Trust will pay or cause to be paid to the Distributor for services provided and expenses assumed by the Distributor the fee of $5,000.00 per annum per Fund. Such fee shall be paid to the Distributor in monthly installments.

     (b) The Trust will also pay or cause to be paid the following expenses:(i) preparation, printing, and distribution to shareholders of the Prospectus and Statement of Additional Information; (ii) preparation, printing, and distribution of reports and other communications to shareholders; (iii) registration of the Shares under the federal securities laws; (iv) qualification of the Shares for sale in certain states; (v) qualification of the Trust as a dealer or broker under state law as well as qualification of the Trust as an entity authorized to do business in certain states; (vi) maintaining facilities for the issue and transfer of Shares; (vii) supplying information, prices, and other data to be furnished by the Trust under this Agreement; (viii) certain taxes applicable to the sale or delivery of the Shares or certificates therefore, and (ix) such other compensation to the Distributor as the Trustees may authorize, from time to time, in their sole discretion.

     (c) Except to the extent such expenses are borne by the Trust pursuant to the Distribution Plan, Distributor will pay or cause to be paid the following expenses: (i) payments to sales representatives of the Distributor and to securities dealers and others in respect of the sale of Shares of the Fund; (ii) payment of compensation to and expenses of employees of the Distributor and any of its affiliates to the extent they engage in or support distribution of Fund's Shares or render shareholder support services not otherwise provided by the Trust's transfer agent, administrator, or custodian, including, but not limited to, answering routine inquiries regarding a Fund, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (iii) formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine, and other mass media advertising;

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     (iv)  preparation,  printing,  and  distribution of sales literature and of
     Prospectuses and Statements of Additional Information and reports of the Trust for recipients other than existing shareholders of a Fund; and (v) obtaining such information, analyses, and reports with respect to marketing and promotional activities as the Trust may, from time to time, reasonably request.

     (d) If so requested by the Trustees in connection with the Distribution Plan, Distributor shall prepare and deliver reports to the Trustees of the Trust on a regular basis, at least quarterly, showing the expenditures with respect to each Fund pursuant to the Distribution Plan and the purposes therefor, as well as any supplemental reports as the Trustees of the Trust, from time to time, may reasonably request.

     5. Repurchase of Shares. Distributor as agent and for the account of the Trust may repurchase Shares of the Fund offered for resale to it and redeem such Shares at their net asset value.

     6. Indemnification by the Trust. In absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of Distributor, the Trust agrees to indemnify Distributor and its officers and partners against any and all claims, demands, liabilities, and expenses that Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Statement of Additional Information of a Fund, or in any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor. Nothing herein contained shall require the Trust to take any action contrary to any provision of the Trust Instrument of the Trust or any applicable statute or regulation.

     7. Indemnification by Distributor. Distributor agrees to indemnify the Trust and its officers and Trustees against any and all claims, demands, liabilities, and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Statement of Additional Information of any Fund, or in any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor; or (ii) any act or deed of Distributor or its sales representatives, or securities dealers and others authorized to sell Fund Shares hereunder, or their sales representatives, that has not been authorized by the Trust in any Prospectus or Statement of Additional Information of any Fund or by this Agreement.

     8.   Term and Termination.

     (a) With respect to the Fund, this Agreement shall become effective upon the commencement of operations of such Fund as set forth in the attached appendices. Unless terminated as herein provided, with respect to the Fund, this Agreement shall continue in effect for two years from the date of such Fund's commencement of operations and, with respect to such Fund, shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Distribution Plan or in any agreement related thereto (the "Independent
     Trustees"), cast at a meeting called for the purpose of voting on such approval.

     (b) With respect to the Fund, this Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by Distributor, on sixty days' written notice to the other party.

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     (c)  This  Agreement  shall  automatically  terminate  in the  event of its assignment (as defined in the 1940 Act).

     9. Subcontract. The Distributor may, at its expense and with the approval of the Trustees, appoint another firm or company as its sub-distributor or agent. The Distributor shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such sub-distributor or agent.

     10. Limitation of Liability. The obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers, or shareholders of the Trust personally, but shall bind only the assets and property of the Trust. The term "CM Advisers Family of Funds" means and refers to the Trustees from time to time serving under the Trust Instrument of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Trust Instrument of Trust.

     11. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Distributor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

     12. Notices. Notices of any kind to be given to the Trust hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the CM Advisers Family of Funds, 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746, Attention: Arnold Van Den Berg or to such other address or to such individual as shall be so specified by the Trust to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Capital Investment Group, Inc., P.O. Box 4365, Rocky Mount, NC 27803, or at such other address or to such individual as shall be so specified by the Distributor to the Trust. Notices shall be effective upon delivery.

     13. Confidentiality. The Distributor agrees, on behalf of itself and its officers, directors, agents, and employees, to treat as confidential all records and other information relating to the Trust and its prior, present, and future shareholders (the "Confidential Information") and to not use or disclose the Confidential Information for any purpose other than in performance of its responsibilities and duties under the Agreement. Notwithstanding the forgoing, the Distributor may divulge the Confidential Information (i) with the prior written consent of the Trust; (ii) when the Distributor, in good faith, believes it may be exposed to civil or criminal contempt proceedings for failure to comply with court orders or when requested by duly constituted governmental authorities or the National Association of Securities Dealers (NASD) pursuant to their respective legal authority, upon prior written notice to the Trust, unless prohibited by the court order or governmental authority; (iii) to the Trust's investment adviser(s), administrator, transfer agent, custodian, outside legal counsel, or independent public accountants, in the ordinary course of business, to the extent necessary for those service providers to perform their respective services to the Trust; (iv) to the Trust, when requested by the Trust; or (v) when requested by a shareholder, but only with respect to Confidential Information that specifically relates to such shareholder and the shareholder's account. For purposes of this section, the following records and other information shall not be considered Confidential Information: any record or other information relating to the Trust and its prior, present, and future shareholders (a) which is or becomes publicly available through no negligent or unauthorized act or omission by the Distributor; (b) which is disseminated by the Trust in a public filing with the Securities and Exchange Commission or posted on the website of the Trust, the Fund, the Fund's investment adviser, or any of the Fund's other service providers for general public review; (c) which is lawfully obtained from third parties who are not under an obligation of confidentiality to the Trust or its prior, present, and future shareholders; or
(d) previously known by the Distributor prior to the date of the Agreement.

     14. Anti-Money Laundering. The Distributor agrees to perform such anti-money laundering functions with respect to the Shares as the Trust may reasonably delegate to the Distributor from time to time or as the Distributor is otherwise obligated to perform. In accordance with mutually agreed procedures, the Distributor shall use commercially reasonable efforts in

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carrying out such functions under the Trust's  anti-money  laundering program as it relates to the Fund. It is understood and agreed that shareholders of the Fund are not customers of the Distributor and the Trust and Fund retain legal responsibility under the USA PATRIOT Act for anti-money laundering compliance with respect to transactions in Shares. The Distributor agrees to allow federal examiners having jurisdiction over the Fund to obtain information and records relating to the Trust's anti-money laundering program in its possession and to inspect the Distributor for purposes thereof, provided that the Distributor provides prior notice to the Trust and follows any reasonable directions given by the Trust with respect thereto.


IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


CM ADVISERS FAMILY OF FUNDS


By:/s/  Arnold Van Den Berg
   ____________________________
Name:    Arnold Van Den Berg
Title:   Trustee and President


CAPITAL INVESTMENT GROUP, INC.


By:/s/ Richard K. Bryant
   ____________________________
Name:    Richard K. Bryant
Title:   President




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                                   APPENDIX A

                          Dated as of February 17, 2006



o    CM Advisers Fixed Income Fund

          Date Fund commenced operations______________________







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